Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Mondee Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share (2)	Other(3)	1,275,000	$7.843	$9,999,825.00	$0.0001102	$1,101.98
Fees Previously Paid	Equity	Warrants to purchase shares of Class A common stock, par value $0.0001 per share	Other(4)	1,275,000	-	-	-	-

		Total Offering Amounts				$9,999,825.00		$1,101.98
		Total Fees Previously Paid						$ -
		Total Fee Offsets						$ -
		Net Fee Due						(5)

(1)	Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) of Mondee Holdings, Inc. (the “Company”) that become issuable as a result of any stock dividend, stock split or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of the Common Stock, as applicable.
(2)	Consists of up to 1,275,000 shares of Common Stock issuable upon the exercise from time to time of 1,275,000 warrants issued in a private placement to certain investors at an exercise price of $11.50 per share by holders thereof other than the initial holders.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Common Stock as reported on Nasdaq October 28, 2022.
(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock of the Company issuable upon exercise of the warrants.
(5)	The fee of $1,101.98 payable with respect to this registration statement was paid in connection with the initial filing of the registration statement on November 7, 2022.